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                                                                    EXHIBIT 10.4

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

      THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE ("Settlement Agreement") is made effective as of October 14, 2003 (the "Effective Date"), by and between THE STATE OF ALASKA ("SOA") and ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. ("ACS"), sometimes referred to together as "the Parties."

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, the Parties hereto, intending to be legally bound, hereby agree as follows:

I.    RECITALS

      In December 2001, the SOA and ACS entered into the Comprehensive Telecommunications Service Agreement; Contract No. 99-123-A ("the Contract"), an agreement under which ACS would provide the SOA with statewide telecommunications services. The Parties intend by this Settlement Agreement to recognize that the Contract is terminated except for certain provisions related to disentanglement specifically set forth below. The Parties enter into this Settlement Agreement in order to fully and completely settle all actual or possible claims and disputes, and to avoid the cost, uncertainty, and effort associated with litigating actual or possible claims between them, arising out of the Contract. Further, the Parties desire to disentangle from the Contract in a cooperative manner, and to provide for a sum certain to be paid to the SOA by ACS in full settlement, upon the terms and conditions set forth below.

II.   MUTUAL RELEASE

      Except as expressly provided otherwise in this Settlement Agreement, the SOA on behalf of its agencies, including the University of Alaska, and ACS, on behalf of its parent companies, subsidiaries, affiliates, predecessors-in-interest, successors-in-interest, agencies, assigns, as well as past and present directors, officers, trustees, shareholders, employees, independent


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contractors, partners, associates, agents, representatives, principals, attorneys and all persons acting through, under or in concert with them, hereby forever release and discharge each other and their respective agencies, parent companies, subsidiaries, affiliates, predecessors-in-interest, successors-in-interest, agencies, assigns, as well as past and present directors, officers, trustees, shareholders, employees, independent contractors, partners, associates, agents, representatives, principals, attorneys and all persons acting through, under, or in concert with them, from any and all demands, claims, causes of action, counterclaims, suits, damages, punitive damages, exemplary damages, damages of any other kind, costs, attorney's fees, and proceedings in law or in equity of any nature whatsoever (whether known or unknown, suspected or unsuspected, asserted or unasserted, matured or unmatured) arising from, and/or relating to the Contract, including but not limited to its termination, all ACS fees, billings, charges, surcharges and costs (including all third party fees, billings, charges, surcharges and costs) incurred or accrued for services rendered under the Contract prior to September 11, 2003, and not heretofore paid by SOA (regardless of whether billed by ACS), Fee Reductions and unamortized capital.

      The Parties are familiar with the decisions of the Alaska Supreme Court in the cases of WITT V. WATKINS, 579 P.2d 1065 (Alaska 1978); ALASKA AIRLINES, INC.
V. SWEAT, 568 P.2d 916 (Alaska 1977); and YOUNG V. STATE OF ALASKA, 455 P.2d 889 (Alaska 1969), and hereby acknowledge and assume all risk that they may be incurred injuries or damages which are neither known or anticipated as of this date, and that known injuries or damages may become progressive or more extensive than currently anticipated. This waiver is effective whether the claims are known at this time or are discovered subsequently, even if the claims are different in character or based on injuries different in extent from the injuries of which the Parties are aware at this date.


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      Each of the Parties represents and warrants to the other that it is and at all times has been the owner of all the claims, demand and causes of action that it is releasing hereby and, further, that no portion of any claim, right, demand or cause of action it is releasing hereby, nor any portion of any recover or settlement to which it might be entitled from the other and which it is releasing hereby, has been assigned or transferred to any person, firm or entity. In the event that any claim, demand or suit shall be made or instituted against any released party because of any purported assignment or transfer, the party alleged to have made the assignment or transfer shall indemnify, defend, protect and hold harmless the released party from and against any such claim, demand or suit.

III.  COVENANT NOT TO COMMENCE AN ACTION

      Except with respect to the respective obligations of the Parties set forth in this Settlement Agreement and the respective obligations of the Parties under the Contract specifically described in Paragraph V of this Settlement Agreement, the SOA and ACS hereby covenant and agree not to commence a legal action, or any other proceeding arising from or based, in whole or in part, on the Contract, including any claims, administrative claims, causes of action, suits, injuries, damages, losses and rights released in this Settlement Agreement. Provided the terms and conditions set forth herein are satisfied, the SOA and ACS expressly agree that this Settlement Agreement may be pled as a full and complete defense to any action or other proceeding released in this Settlement Agreement, and as a basis for abatement of, or injunction against, such actions.

IV.   TERMS OF SETTLEMENT

      The Parties to this Settlement Agreement and their representatives, in the spirit of compromise, settlement and resolution of the Contract and in full settlement, agree as follows:


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      1. All capitalized terms used but not defined in this Settlement Agreement shall have the meaning set forth in the Contract.

      2. ACS shall pay the SOA the sum of $3,447,647.00 (the "Settlement Sum"). One-half of the Settlement Sum shall be due and paid concurrently with execution of this Settlement Agreement, and receipt of such payment is a condition precedent to the effectiveness of this Settlement Agreement. The balance shall be due and payable upon completion of transition of all Services Bundles from ACS. The balance due is payable without notice or demand, and without any right of offset or reduction whatsoever, and regardless of the existence of any breach or dispute under this Settlement Agreement. If the balance due is not paid when due, it shall thereafter bear interest until paid at the maximum lawful rate.

      3. In addition to the Settlement Sum, ACS shall deliver to the SOA title to and possession of the capital equipment and other capital items identified on EXHIBIT A, attached to this Settlement Agreement and hereby incorporated into and made a part of this Settlement Agreement, without charge and free and clear of all claims, liens and encumbrances. Delivery shall occur, by item, upon the SOA's request and in any event not later than completion of cutover of services during Disentanglement. ACS shall provide to the State or its designee a bill of sale for each piece of capital equipment and item identified on EXHIBIT A.

      4. The parties will cooperatively complete Disentanglement according to the plan agreed upon by SOA and ACS (Disentanglement Plan), the terms of which are incorporated herein and attached hereto as EXHIBIT B. The SOA has established a target date of December 31, 2003, to complete Disentanglement and cutover of all Service Bundles. The parties will use diligent efforts to complete Disentanglement by December 14, 2003, ahead of the target date. Such dates are subject to extension as SOA, in its sole discretion, may deem


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necessary or advisable to assure uninterrupted service, however such extension by the SOA may not exceed one year from the effective date of this Settlement Agreement.

      5. In full and complete satisfaction and liquidation of any and all amounts owing or claimed to be owing to ACS for all services rendered under the Contract prior to September 11, 2003, including all ACS fees, billings, charges, surcharges and costs (including all third party fees, charges, billings, surcharges and costs) and not previously paid by the SOA, whether previously billed or not billed to the SOA, the SOA shall pay to ACS the sum of $1,900,000.00. ACS shall receive such sum by payment from SOA following SOA's receipt of the first half of the Settlement Sum from ACS as provided for paragraph IV. (2). It is further agreed by the Parties that the effect of the SOA having paid the sum of $1,900,000 as provided for in this paragraph results in the SOA having an account balance of "0" (zero) with ACS beginning September 11, 2003.

      6. The SOA shall pay for services rendered by ACS from and after September 11, 2003, to and including December 31, 2003, at the applicable rates set forth in the Contract, and after December 31, 2003, until completion of Disentanglement at prevailing market rates that ACS or its applicable affiliate charges for like services; provided that (a) there shall be no fees or charges for any extra or additional labor or materials ACS provides in order to perform Disentanglement, (b) there shall be no billing by ACS for the types of items that were disputed by the SOA prior to this Settlement Agreement, including disputed surcharges and disputed bandwidth charges, and (c) if completion of Disentanglement is delayed beyond December 31, 2003, due to the fault, failure or neglect of ACS, then in no event shall the market rates that ACS charges for services after such date exceed the applicable rates set forth in the Contract. If there exists any uncertainty whether a fee or cost is within subsection (a) above, the


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fee or cost shall not be chargeable to the SOA if the SOA would not have normally incurred it had there been no need to proceed with Disentanglement. ACS shall have no obligation to reimburse the State or any replacement provider of Services for costs any of them incur to implement Disentanglement.

      7. ACS will provide regular billings and invoices for Services rendered after the date hereof according to the same procedures as provided in the Contract.

      8. The SOA shall have the immediate right to cease encumbering SOA funds relating to the Contract.

      9. ACS and its Affiliates will be eligible to compete for the SOA's new contracts for telecommunication services. The SOA waives its right to disqualify ACS and its Affiliates from bidding on or undertaking any telecommunications related contracts with the SOA, including replacement provider contracts procured by the SOA during Disentanglement, on account of any actual or alleged prior default under the Contract. ACS shall not be entitled to any special treatment in connection with the procurement of such new contracts resulting from Disentanglement or afterward; rather, ACS shall be subject to the same eligibility and evaluation criteria as the SOA, in its sole discretion, establishes for the procurement of such new contracts. The foregoing does not waive the SOA's right to disqualify ACS or its Affiliates in the event of default under this Settlement Agreement.

      10A. Notwithstanding the cancellation of the Contract by the SOA on September 10, 2003, and notwithstanding the mutual release set forth in Article II of this Settlement Agreement, the following provisions of the Contract are and shall remain in full force and effect and shall survive the termination of the Contract and until this Settlement Agreement terminates:


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            Section 18. Insurance

            Section 17.1 Force Majeure Events

            Section 20.1.1 Recordkeeping Related to Disentanglement

            Section 23.1.6 Proprietary Rights Infringement

            Section 23.3 Warranties Disclaimer

      10B. Notwithstanding the cancellation of the Contract by the SOA on September 10, 2003, and notwithstanding the mutual release set forth in Article II of this Settlement Agreement, the following provisions of the Contract are and shall remain in full force and effect and shall survive the termination of the Contract and the termination of the Settlement Agreement:

            Section 24 Indemnification

            Section 20.1 (but not Section 20.1.1), and Section 20.3, but only with respect to amount paid or payable by the SOA under this Agreement

            Section 21 Confidentiality

V.    MANAGEMENT OF DISENTANGLEMENT

      1. Each party shall establish a team (Disentanglement Team) and notify the other party of its team's members on or before October 10, 2003. Each Disentanglement Team will designate an individual as a point of contact (POC). The POC for each party shall act as the


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primary liaison for the Disentanglement Team it represents and shall have overall responsibility for the day-to-day oversight, management, and implementation of the Disentanglement Plan (Exhibit B).

      2. The SOA is responsible for notifying all Departments affected by Disentanglement and for communicating the schedule for Disentanglement as it relates to the affected Department.

      3. ACS shall cooperate with the SOA and the SOA's other service providers to ensure a smooth Disentanglement with no interruption of services. ACS shall cooperate with the SOA and its replacement provider(s) in transitioning services under Disentanglement. In the event the parties are unable to resolve a disagreement as to an operational issue related to Disentanglement, either party may seek resolution of the disagreement under AS 36.30.620.

      4. ACS shall use diligent efforts, subject to the terms of third-party contracts affected by Disentanglement, to procure for the SOA any third-party authorizations necessary to grant the SOA the use and benefit of the contracts, pending their assignment to the SOA.

      5. During Disentanglement, ACS shall continue such security and protection measures as were in place on the date of this Settlement Agreement with respect to the security, protection and confidentiality of private and confidential information that is subject to constitutional and protection, including, but not limited to, confidential data with respect to health and social services and public safety. ACS shall not use or access any State Data or State Confidential Information, except as required to accomplish Disentanglement.

      6. ACS shall maintain in effect the property insurance required by Section
18.6 of the Contract on the Managed Assets and the assets to be transferred to the SOA under EXHIBIT A, until title to and possession of the same are transferred the SOA. ACS hereby absolutely assigns and transfer to the SOA all right, title and interest in and to insurance proceeds paid or payable


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by reason of loss, damage or destruction of any such assets. ACS shall promptly notify the SOA of the occurrence of any such loss, damage or destruction prior to transfer and fully cooperate with the SOA in filing and processing insurance claims. At the SOA's request, ACS shall repair or replace such lost, damaged or destroyed asset at market rates. ACS shall use the same care to protect, secure and preserve such assets prior to the date of transfer that ACS uses for its other capital assets. Except for the foregoing obligations, ACS shall have no liability for loss, damage or destruction of any such assets, unless caused by the negligence or intentional misconduct of ACS or any of its employees, agents, contractors, subcontractors or other parties for which ACS is legally or contractually responsible.

      7. The SOA POC shall provide a written, dated notice to the ACS POC of the transition cutover date of a Service Bundle as transition is completed for each Service Bundle. The date of the written notice provided by the SOA POC under this subsection is evidence that Disentanglement of that Service Bundle has been completed.

VI.   NO ADMISSION OF LIABILITY

      This Settlement Agreement does not constitute an admission of liability and/or wrongdoing, all of which is expressly denied, by or on the part of the State and ACS.

VII.  SETTLEMENT - MATER OF PUBLIC RECORD

      The Parties acknowledge that this Settlement Agreement is a matter of public record and must be disclosed by the SOA upon request.

VIII. WARRANTY OF AUTHORITY

      The Parties represent and warrant that each of the persons signing this Settlement Agreement on behalf of an entity is duly authorized to enter into this Settlement Agreement and has the authority to bind such entity.


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IX.   ACKNOWLEDGEMENT OF COUNSEL

      The Parties to this Settlement Agreement each acknowledge that (a) they have been, or have had the opportunity, to be represented by counsel of their own choosing with respect to the negotiation and signing of this Settlement Agreement, (b) they have had the opportunity to review and reflect on the terms of this Settlement Agreement, and (c) they have not been the subject of any undue or improper influence that would interfere with the exercise of their understanding and will to sign this Settlement Agreement.

X.    ENTIRE AGREEMENT

      This Settlement Agreement constitutes the entire agreement among the Parties respecting the subject matter hereof, and supersedes the certain Term Sheet, and EXHIBIT A included with the Term Sheet, between the Parties dated September 26, 2003, and all contrary or conflicting provisions of the Contract. This Settlement Agreement may not be altered, amended, or modified, unless such alteration, amendment or modification shall be in writing and duly executed by the party whose rights are affected by such alteration, amendment or modification.

XI.   GOVERNING LAW

      This Settlement Agreement shall be governed by, and construed in accordance with, the laws of the State of Alaska. Any disputes relating to the interpretation or enforcement of this Settlement Agreement shall be resolved in the Superior Court for the Third Judicial District at Anchorage.

XII.  COUNTERPARTS

      This Settlement Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.


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      IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have executed this Settlement Agreement to be effective as of the Effective Date set forth herein.

ACKNOWLEDGED AND AGREED TO:            ACKNOWLEDGED AND AGREED TO:

     STATE OF ALASKA                      ALASKA COMMUNICATIONS
                                           SYSTEMS GROUP, INC.

Name:  /s/ Michael Miller              Name:  /s/ Charles E. Robinson
      -------------------------------         ----------------------------------

Title: Commissioner of Administration  Title: Chairman of the Board of Directors
      -------------------------------         ----------------------------------

Dated: 14 Oct 03                       Dated: 10-10-03
      -------------------------------         ----------------------------------


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